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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts" and "Selected Historical Financial Data" and to the use of our report dated September 3, 1998 with respect to the financial statements of Ticketmaster Multimedia Holdings, Inc., included in the Registration Statement Form S-1 and related Prospectus of Ticketmaster Online-CitySearch, Inc. dated November 20, 1998.

                                          /s/ Ernst & Young LLP

Los Angeles, California

November 20, 1998